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                                                   Exhibit 23.0




                      CONSENT OF INDEPENDENT CONSULTANTS


We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-37437, 333-37229, 333-30835, 333-13723, 333-43303, 333-
46243, 333-2672, 333-2674 and 333-52601) and on Forms S-8 (Nos. 333-05705 and
333-12551) filed by Home Properties of New York, Inc. of our report dated May 20, 1998 on our audit of the Statement of Revenues and Direct Operating Expenses of Pines of Perinton for the year ended December 31, 1997, which report is included in the accompanying Form 8-K. We also consent to the reference to our firm under the caption "Experts".


/s/ Price Waterhouse, LLP
Price Waterhouse, LLP



Chicago, Illinois
May 20, 1998